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                                                         Exhibit 99.10




                       Independent Auditors' Consent






The Board of Directors
Security Equity Life Insurance Company


We consent to the use of our report included herein and to the reference of our firm under the heading "Financial Statements" in the Registration Statement and Prospectus for Security Equity Separate Account 26.



St. Louis, Missouri
April 25, 1996